Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1001 19th Street North
10th Floor	Contact: Scott Walker
Arlington, VA 22209	(703) 247-7559
(703) 247-7500	SWalker@MCGCapital.com
(866) 774-4951 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS FIRST QUARTER 2014 RESULTS
AND DISTRIBUTION OF $0.07 PER SHARE
ARLINGTON, VA—April 28, 2014—MCG Capital Corporation (Nasdaq: MCGC) (“MCG,” "we," "our," "us" or the “Company”) announced today its financial results for the quarter ended March 31, 2014.
HIGHLIGHTS
As outlined in further detail in this earnings release and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, the following highlights occurred during the three months ended March 31, 2014:

•	Net operating income, or NOI, was $4.3 million, or $0.06 per share;

•	Net loss was $18.9 million, or $0.27 per share;

•	We made $6.7 million of advances to existing portfolio companies;

•	We monetized $26.4 million of our portfolio;

•
At March 31, 2014, we had $83.4 million in unrestricted cash and $30.4 million in restricted cash from our small business investment company, or SBIC. In addition, we had $2.4 million in other restricted cash accounts;

•	We repurchased 2,759,267 shares of our common stock at a weighted average purchase price of $3.84;

•	We repaid and terminated our MCG Commercial Loan Trust 2006-1, or 2006-1 Trust, and;

•
Effective April 21, 2014, Keith Kennedy, MCG's President, was elected as Chief Executive Officer, as a member of our board of directors as a Class I director and as a member of the investment and valuation committee.

DISTRIBUTION
On April 25, 2014, the MCG board of directors declared a distribution of $0.07 per share. The distribution is payable as follows:
Record date: May 9, 2014
Payable date: May 30, 2014
We determine the tax attributes of our distributions as of the end of our fiscal year based upon our taxable income for the full year and distributions paid during the full year. Therefore, a determination of tax attributes made on a quarterly basis may not be representative of the actual tax attributes of distributions for a full year. If we determined the tax attributes of our distributions as of March 31, 2014, 60% would be from ordinary income and 40% would be a return of capital.
Additionally, on April 25, 2014, our board of directors authorized a stock repurchase program of up to $50.0 million effective as of May 5, 2014. Under the program, MCG management is authorized to repurchase shares in open market transactions, including through block purchases, depending on prevailing market conditions and other factors. We intend to fund the repurchases through our available liquidity. The previous MCG stock repurchase program, which was authorized on October 25, 2013 and increased on February 28, 2014 for up to $35.0 million, will be terminated effective as of May 2, 2014. From January 1, 2014 through April 24, 2014, we repurchased 6,641,888 shares of our common stock at a weighted average purchase price of $3.78.

MCG Capital Corporation
April 28, 2014

RECENT DEVELOPMENTS

•	Originations and Advances — We made $6.7 million in advances to existing portfolio companies.

•	Loan Monetizations — We received $21.9 million in loan payoffs and amortization payments, including $19.6 million from the monetization, at par, of our loan to G&L Investment Holdings, LLC.

•
Equity Monetizations and Realizations — We received $4.5 million in proceeds from the sale of equity investments, principally the sale of securities in G&L Investment Holdings, LLC. We recognized a realized loss of $4.5 million on the sale of G&L Investment Holdings, which was offset by a reversal of previously recorded unrealized depreciation of $4.5 million.

•
Loans on Non-Accrual — Loans on non-accrual were $41.0 million at cost (12.2% of the total loan portfolio), and $9.4 million at fair value (3.1% of the total loan portfolio). We put Education Management, Inc. on non-accrual this quarter.

•
Unrealized Depreciation — We recorded $23.3 million of unrealized depreciation on our loan and equity portfolio, principally from two investments. We recorded $15.2 million of unrealized depreciation on our investment in Education Management, Inc. to reflect operational, financial and business challenges facing the company. Furthermore, we reduced our valuation multiple for RadioPharmacy Investors, LLC and recorded $6.3 million of unrealized depreciation based on volume, pricing and supply-cost challenges facing the company's core business.

•
Open-Market Purchases of Our Stock — We repurchased 2,759,267 shares of our common stock at a weighted average purchase price of $3.84. We acquired these shares from sellers in open market transactions. We retire these shares upon settlement, thereby reducing the number of shares issued and outstanding. From January 1, 2014 through April 24, 2014, we repurchased 6,641,888 shares of our common stock at a weighted average purchase price of $3.78. On April 25, 2014, our board of directors terminated our existing stock repurchase program effective as of May 2, 2014 and authorized a new stock repurchase program of up to $50.0 million effective as of May 5, 2014.

•
Operating Costs — Our total operating costs, excluding interest expense, were $3.0 million, or 0.67% of total assets of $448.6 million. We incurred $0.5 million in general and administrative costs related to the Color Star Growers of Colorado, Inc. litigation and severance, which we included in total operating costs.

•
Reduced Leverage — On January 21, 2014, we terminated our 2006-1 Trust and accelerated $0.1 million of deferred financing costs that we included in interest expense. On April 21, 2014, based on our assessment of our excess liquidity, we terminated our undrawn Bank of America unsecured revolver that was set to expire in November 2014. We expect the termination of the revolver to result in the acceleration of $0.1 million of deferred financing costs in the quarter ending June 30, 2014.

•
Effective April 21, 2014, Keith Kennedy, MCG's President, was elected as Chief Executive Officer, as a member of our board of directors as a Class I director and as a member of the investment and valuation committee. Mr. Kennedy succeeded B. Hagen Saville who retired after 16 years of leadership at MCG, including as the Chief Executive Officer and member of our board of directors.

OUTLOOK
We continue to evaluate market conditions. We expect monetizations to continue to accelerate as several of our borrowers are accessing the senior loan market at very attractive rates and with favorable returns.
We intend to make investments in support of our portfolio companies. For new investments, we intend to evaluate the risk-reward relative to buying our stock, particularly given current market conditions. To that end, on April 25, 2014 our Board of Directors authorized a new stock repurchase program of up to $50.0 million which will commence on May 5, 2014.
During the second quarter of 2014, we expect to record $3.6 million, or approximately $0.06 per share, related to employee terminations, including $2.5 million of severance costs included in general and administrative expense and $1.1 million of accelerated amortization of restricted stock included in employee compensation expense. In addition during the second quarter of 2014, we expect to record $0.3 million of additional general and administrative expense related to the Color Star Growers of Colorado, Inc. litigation.
Based on our assessment of current market conditions, the unpredictable nature of portfolio monetizations and the near-term recommendation of our new leadership team to primarily focus on stabilizing the investment portfolio and

MCG Capital Corporation
April 28, 2014

repurchasing the Company's stock in the open market, we do not anticipate providing forward looking guidance relative to our net operating income, origination volumes, expense levels or other operating metrics. Any previous guidance should no longer be relied upon. We believe this change allows management to concentrate on our portfolio and our long-term strategies.
On April 25, 2014, our board of directors declared a $0.07 per share dividend payable May 30, 2014 to shareholders of record as of May 9, 2014.
ACCESS TO CAPITAL AND LIQUIDITY
At March 31, 2014, we had $83.4 million of cash and cash equivalents available for general corporate purposes, as well as $30.4 million of cash in restricted accounts related to our SBIC that we may use to fund new investments in the SBIC and $2.4 million of restricted cash held in escrow.
At March 31, 2014, $150.0 million of SBA borrowings were outstanding, the maximum available under our current SBIC license.
On January 21, 2014, we repaid and terminated our 2006-1 Trust. As of December 31, 2013, we had $25.2 million of securitized Class D Notes outstanding under the 2006-1 Trust, which was secured by $76.3 million of loans and equity investments and $13.9 million of cash. Upon termination, the assets of the 2006-1 Trust were transferred to MCG, the parent.

Conference Call (Live Call)	Date and time	Monday, April 28, 2014
at 9:00 a.m. Eastern Time
	Dial-in Number (No Conference ID required)	(877) 312-8798 domestic (253) 237-1193 international
	Webcast	http://investor.mcgcapital.com
Replay (Available through May 12, 2014)	Call Replay (Conference ID for replay is #30492217)	(855) 859-2056 domestic (404) 537-3406 international
	Web Replay	http://investor.mcgcapital.com

MCG Capital Corporation
April 28, 2014

RESULTS OF OPERATIONS
The following table summarizes the components of our net income for the three months ended March 31, 2014 and 2013:

	Three months ended March 31,		Variance
(dollars in thousands)	2014	2013	$	Percentage
Revenue
Interest and dividend income
Interest income	$8,752	$11,085	$(2,333)	(21.0)%
Dividend income	151	898	(747)	(83.2)
Loan fees	352	793	(441)	(55.6)
Total interest and dividend income	9,255	12,776	(3,521)	(27.6)
Advisory fees and other income	91	470	(379)	(80.6)
Total revenue	9,346	13,246	(3,900)	(29.4)
Operating expenses
Interest expense	1,990	2,382	(392)	(16.5)
Employee compensation
Salaries and benefits	1,088	1,407	(319)	(22.7)
Amortization of employee restricted stock	306	375	(69)	(18.4)
Total employee compensation	1,394	1,782	(388)	(21.8)
General and administrative expense	1,639	1,032	607	58.8
Restructuring expense	—	7	(7)	(100.0)
Total operating expense	5,023	5,203	(180)	(3.5)
Net operating income before net investment loss and income tax provision	4,323	8,043	(3,720)	(46.3)
Net investment loss before income tax provision	(23,255)	(233)	(23,022)	NM
Income tax provision	4	58	(54)	(93.1)
Net (loss) income	$(18,936)	$7,752	$(26,688)	NM
NM=Not Meaningful
TOTAL REVENUE
Total revenue includes interest and dividend income, loan fees, advisory fees and other income. The following sections describe the reasons for the variances in each major component of our revenue during the three months ended March 31, 2014 from the three months ended March 31, 2013.
INTEREST INCOME
The level of interest income that we earn depends upon the level of interest-bearing investments outstanding during the period, as well as the weighted-average yield on these investments. During the three months ended March 31, 2014, the total yield on our average debt portfolio at fair value was 11.4% compared to 12.1% during the three months ended March 31, 2013. The weighted-average yield varies each period because of changes in the composition of our portfolio of debt investments, changes in stated interest rates, fee accelerations of unearned fees on paid-off/restructured loans and the balance of loans on non-accrual status for which we are not accruing interest.
The following table shows the various components of the total yield on our average debt portfolio at fair value for the three months ended March 31, 2014 and 2013:

	Three months ended March 31,
	2014	2013
Average 90-day LIBOR	0.2%	0.3%
Spread to average LIBOR on average loan portfolio	12.1	11.7
Impact of fee accelerations of unearned fees on paid/restructured loans	—	0.1
Impact of non-accrual loans	(0.9)	—
Total yield on average loan portfolio	11.4%	12.1%

MCG Capital Corporation
April 28, 2014

During the three months ended March 31, 2014, interest income was $8.8 million, compared to $11.1 million during the three months ended March 31, 2013, which represented a $2.3 million, or 21.0%, decrease. This decrease reflected a $2.0 million decrease in interest income resulting from a 18.7% decrease in our average loan balance, a decrease of $0.8 million resulting from loans that were on non-accrual status during the three months ended March 31, 2014, but that had been accruing interest during the three months ended March 31, 2013, and a $0.1 million decrease related to the decrease in LIBOR, partially offset by a $0.6 million increase in interest income attributable to a 0.4% increase in our spread to LIBOR.
PIK Income
Interest income includes certain amounts that we have not received in cash, such as paid-in-kind interest, or PIK. PIK interest represents contractually deferred interest that is added to the principal balance of the loan and compounded if not paid on a current basis. Borrowers may, in some instances, be required to prepay PIK because of certain contractual provisions or they may choose to prepay; however, more typically, PIK is paid at the end of the loan term. The following table shows the PIK-related activity for the three months ended March 31, 2014 and 2013, at cost:

	Three months ended March 31,
(in thousands)	2014	2013
Beginning PIK loan balance	$12,132	$9,043
PIK interest earned during the period	1,645	1,246
Payments received from PIK loans	(2,060)	(1,959)
Realized loss	—	(357)
Ending PIK loan balance	$11,717	$7,973
As of March 31, 2014, we were not accruing interest on $1.0 million of the PIK loans, at cost, shown in the preceding table and as of March 31, 2013, all of our PIK loans were accruing interest. During three months ended March 31, 2014, we received $2.1 million in PIK loan repayment related to the repayment in full of our loan to G&L Investment Holdings, LLC. During the three months ended March 31, 2013, the payments received from PIK loans included $1.0 million collected in conjunction with the partial repayment of our investment in Education Management, Inc., as well as $0.8 million collected in conjunction with the repayment in full of our investment in NDSSI Holdings, LLC.
DIVIDEND INCOME
We accrete dividends on equity investments with stated dividend rates as they are earned, to the extent that we believe the dividends will be paid ultimately and the associated portfolio company has sufficient value to support the accretion. We recognize dividends on other equity investments when we receive the dividend payment. Our dividend income varies from period to period because of changes in the size and composition of our equity investments, the yield from the investments in our equity portfolio and the ability of the portfolio companies to declare and pay dividends. During the three months ended March 31, 2014 and 2013, we recognized dividend income of $0.2 million and $0.9 million, respectively. In addition, during each of the three months ended March 31, 2014 and 2013, we received payments on accrued dividends of $0.2 million. As of March 31, 2014, the balance of accrued dividends was $7.7 million.
ADVISORY FEES AND OTHER INCOME
Advisory fees and other income primarily include fees related to prepayment, advisory and management services, equity structuring, syndication, bank interest and other income. Generally, advisory fees and other income relate to specific transactions or services and, therefore, may vary from period to period depending on the level and types of services provided. During the three months ended March 31, 2014, we earned $0.1 million of advisory fees and other income, which represented a $0.4 million, or 80.6%, decrease from the three months ended March 31, 2013. This decrease resulted principally from a decrease in prepayment fees related to a loan prepayment in the first quarter of 2013.
TOTAL OPERATING EXPENSES
Total operating expenses include interest, employee compensation and general and administrative expenses. The reasons for these variances are discussed in more detail below.

MCG Capital Corporation
April 28, 2014

INTEREST EXPENSE
During the three months ended March 31, 2014, we incurred $2.0 million of interest expense, which represented a $0.4 million, or 16.5%, decrease from the same period in 2013. Interest expense for the three month period ended March 31, 2014 includes $0.2 million of interest and deferred financing costs associated with our 2006-1 Trust, which we terminated in January 2014. During these respective periods, our average cost to borrow increased to 5.2% from 4.0%, principally due to the repayment of securitized debt in our 2006-1 Trust which carried interest rates ranging from L+0.33% to L+2.25%.
During the three months ended March 31, 2014, our average borrowings declined to approximately $154.3 million from an average of approximately $235.6 million for the same period in 2013, which accounted for a $0.9 million reduction in our interest expense. In addition, interest expense decreased by $0.1 million related to decreased amortization of debt issuance costs. These decreases were offset by $0.6 million attributable to the spread to LIBOR increasing from approximately 3.17% to 4.19%.
EMPLOYEE COMPENSATION
Employee compensation expense includes base salaries and benefits, variable annual incentive compensation and amortization of employee stock awards. During the three months ended March 31, 2014, our employee compensation expense was $1.4 million, which represented a $0.4 million, or 21.8%, decrease from the same period in March 31, 2013. Our salaries and benefits decreased by $0.3 million, or 22.7%, due to a $0.2 million decrease in salaries and benefits and a $0.1 million decrease in incentive compensation. As of March 31, 2014, we had 15 employees compared to 20 employees as of March 31, 2013.
GENERAL AND ADMINISTRATIVE
During the three months ended March 31, 2014, general and administrative expense was $1.6 million, which represented a $0.6 million, or 58.8%, increase compared to the same period in 2013. General and administrative expense increase resulted primarily from a $0.3 million increase in legal fees related to portfolio litigation and a $0.2 million increase in severance costs related to employee terminations in the first quarter of 2014.
NET INVESTMENT LOSS BEFORE INCOME TAX PROVISION
During the three months ended March 31, 2014, we recorded $23.3 million of net investment loss before income tax provision, compared to $0.2 million of net investment loss during the same period in 2013. These amounts represent the total of net realized gains and losses, net unrealized appreciation (depreciation), and reversals of unrealized (appreciation) depreciation. We reverse unrealized (appreciation) depreciation at the time that we realize the gain or loss. The following table summarizes our realized and unrealized gain and (loss) on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended March 31, 2014:

		Three months ended March 31, 2014
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Education Management, Inc.	Education	Affiliate	$—	$(15,151)	$—	$(15,151)
RadioPharmacy Investors, LLC	Healthcare	Control	—	(6,339)	—	(6,339)
G&L Investment Holdings, LLC	Insurance	Non-Affiliate	(4,523)	—	4,523	—
Other (< $1.0 million net gain (loss))			35	(1,800)	—	(1,765)
Total			$(4,488)	$(23,290)	$4,523	$(23,255)

•
In the first quarter of 2014, we recorded $15.2 million of unrealized depreciation on our investment in Education Management, Inc. to reflect operational, financial and business challenges facing the company.

•
Furthermore, we reduced our valuation multiple for RadioPharmacy Investors, LLC and recorded $6.3 million of unrealized depreciation based on volume, pricing and supply-cost challenges facing the company's core business.

MCG Capital Corporation
April 28, 2014

•
In addition, during the three months ended March 31, 2014, we sold our preferred and common equity investments in G&L Investment Holdings, LLC resulting in a realized loss of $4.5 million and a reversal of previously recorded unrealized depreciation of $4.5 million.

The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from the change in the performance of certain of our portfolio companies and the multiples used to value certain of our investments.
The following table summarizes our realized and unrealized (loss) and gain on investments and changes in our unrealized appreciation and depreciation on investments for the three months ended March 31, 2013:

		Three months ended March 31, 2013
(in thousands)	Industry	Type	Realized Gain/(Loss)	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation/ (Appreciation)	Net (Loss)/ Gain
Portfolio Company
Virtual Radiologic Corporation	Healthcare	Non-Affiliate	$—	$(2,531)	$—	$(2,531)
Miles Media Group, LLC	Business Services	Affiliate	—	1,192	—	1,192
Advanced Sleep Concepts, Inc.	Home Furnishings	Affiliate	(3,424)	10	3,249	(165)
Other (< $1 million net gain (loss))			(607)	1,345	533	1,271
Total			$(4,031)	$16	$3,782	$(233)

•
In the first quarter of 2013, we recorded $2.5 million of unrealized depreciation on our investment in Virtual Radiologic Corporation to reflect a decrease in the indicated market price for that security.

•	We also recorded $1.2 million of unrealized appreciation on our investment in Miles Media Group, LLC to reflect an improvement in that portfolio company's operating performance.

•
In addition, during the three months ended March 31, 2013, we wrote off our preferred and common equity investments in Advanced Sleep Concepts, Inc., resulting in a realized loss of $3.4 million and a reversal of previously recorded unrealized depreciation of $3.2 million.

INCOME TAX (BENEFIT) PROVISION
During the three months ended March 31, 2014, we incurred a $4,000 income tax provision compared to a $58,000 income tax provision during the three months ended March 31, 2013. The income tax provision for both periods was primarily attributable to flow-through taxable income on certain investments held by our subsidiaries.

MCG Capital Corporation
April 28, 2014

MCG Capital Corporation
Consolidated Balance Sheets

(in thousands, except per share amounts)	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Cash and cash equivalents	$83,351	$91,598
Cash, restricted	32,797	33,895
Cash, securitization accounts	—	13,906
Investments at fair value
Non-affiliate investments (cost of $419,928 and $444,217, respectively)	247,131	268,173
Affiliate investments (cost of $59,744 and $59,470, respectively)	41,556	56,792
Control investments (cost of $62,841 and $62,751, respectively)	37,611	43,908
Total investments (cost of $542,513 and $566,438, respectively)	326,298	368,873
Interest receivable	2,776	2,087
Other assets	3,339	3,634
Total assets	$448,561	$513,993
Liabilities
Borrowings (maturing within one year of $0 and $25,172, respectively)	$150,000	$175,172
Interest payable	597	2,345
Other liabilities	1,917	2,522
Total liabilities	152,514	180,039
Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on March 31, 2014 and December 31, 2013, 67,745 issued and outstanding on March 31, 2014 and 70,510 issued and outstanding on December 31, 2013	677	705
Paid-in capital	970,676	980,930
Distributions in excess of earnings	(458,773)	(449,915)
Net unrealized depreciation on investments	(216,533)	(197,766)
Total stockholders’ equity	296,047	333,954
Total liabilities and stockholders’ equity	$448,561	$513,993
Net asset value per common share at end of period	$4.37	$4.74

MCG Capital Corporation
April 28, 2014

MCG Capital Corporation
Consolidated Statements of Operations
(unaudited)

	Three months ended
	March 31
(in thousands, except per share amounts)	2014	2013
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$7,738	$9,848
Affiliate investments (5% to 25% owned)	813	1,627
Control investments (more than 25% owned)	704	1,301
Total interest and dividend income	9,255	12,776
Advisory fees and other income
Non-affiliate investments (less than 5% owned)	78	458
Control investments (more than 25% owned)	13	12
Total advisory fees and other income	91	470
Total revenue	9,346	13,246
Operating expense
Interest expense	1,990	2,382
Employee compensation
Salaries and benefits	1,088	1,407
Amortization of employee restricted stock awards	306	375
Total employee compensation	1,394	1,782
General and administrative expense	1,639	1,032
Restructuring expense	—	7
Total operating expense	5,023	5,203
Net operating income before net investment loss and income tax provision	4,323	8,043
Net realized gain (loss) on investments
Non-affiliate investments (less than 5% owned)	(4,488)	(497)
Affiliate investments (5% to 25% owned)	—	(3,424)
Control investments (more than 25% owned)	—	(110)
Total net realized loss on investments	(4,488)	(4,031)
Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	3,247	(5,095)
Affiliate investments (5% to 25% owned)	(15,510)	9,107
Control investments (more than 25% owned)	(6,387)	(214)
Other fair value adjustments	(117)	—
Total net unrealized (depreciation) appreciation on investments	(18,767)	3,798
Net investment loss before income tax provision	(23,255)	(233)
Income tax provision	4	58
Net (loss) income	$(18,936)	$7,752
Income per basic and diluted common share	$(0.27)	$0.11
Cash distributions declared per common share	$0.125	$0.125
Weighted-average common shares outstanding—basic and diluted	69,395	71,507

MCG Capital Corporation
April 28, 2014

MCG Capital Corporation
Consolidated Statements of Changes in Net Assets
(unaudited)

	Three months ended
	March 31
(in thousands, except per share amounts)	2014	2013
Increase (decrease) in net assets from operations
Net operating income before net investment loss and income tax provision	$4,323	$8,043
Net realized loss on investments	(4,488)	(4,031)
Net unrealized (depreciation) appreciation on investments	(18,767)	3,798
Income tax provision	(4)	(58)
Net (loss) income	(18,936)	7,752
Distributions to stockholders
Distributions declared	(8,689)	(8,902)
Net decrease in net assets resulting from stockholder distributions	(8,689)	(8,902)
Capital share transactions
Repurchase of common stock	(10,589)	(2,272)
Amortization of restricted stock awards
Employee awards accounted for as employee compensation	306	375
Non-employee director awards accounted for as general and administrative expense	17	14
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(16)	(23)
Net decrease in net assets resulting from capital share transactions	(10,282)	(1,906)
Total decrease in net assets	(37,907)	(3,056)
Net assets
Beginning of period	333,954	371,728
End of period	$296,047	$368,672
Net asset value per common share at end of period	$4.37	$5.18
Common shares outstanding at end of period	67,745	71,212

MCG Capital Corporation
April 28, 2014

MCG Capital Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended
	March 31
(in thousands)	2014	2013
Cash flows from operating activities
Net (loss) income	$(18,936)	$7,752
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Investments in portfolio companies	(5,193)	(14,406)
Principal collections related to investment repayments or sales	24,183	83,015
Increase in interest receivable, accrued payment-in-kind interest and dividends	(360)	(1,673)
Amortization of restricted stock awards
Employee	306	375
Non-employee director	17	14
Decrease in cash—securitization accounts from interest collections	1,399	664
Decrease (increase) in restricted cash—escrow accounts	(1,124)	192
Depreciation and amortization	294	365
Decrease in other assets	2	102
Decrease in other liabilities	(2,353)	(5,739)
Realized loss on investments	4,488	4,031
Net unrealized depreciation (appreciation) on investments	18,767	(3,798)
Net cash provided by operating activities	21,490	70,894
Cash flows from financing activities
Repurchase of common stock	(10,589)	(2,272)
Payments on borrowings	(25,172)	(15,038)
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	12,479	(16,828)
Restricted cash	2,250	(2,525)
Distributions paid	(8,689)	(8,902)
Common stock withheld to pay taxes applicable to the vesting of restricted stock	(16)	(23)
Net cash used in financing activities	(29,737)	(45,588)
Net (decrease) increase in cash and cash equivalents	(8,247)	25,306
Cash and cash equivalents
Beginning balance	91,598	73,588
Ending balance	$83,351	$98,894
Supplemental disclosure of cash flow information
Interest paid	$3,452	$3,672
Income taxes paid (received)	—	(53)
Paid-in-kind interest accrued	1,645	1,246
Paid-in-kind interest collected	2,060	1,959
Dividend income collected	183	244

MCG Capital Corporation
April 28, 2014

SELECTED FINANCIAL DATA
QUARTERLY OPERATING INFORMATION

	2014	2013	2013	2013	2013
(in thousands, except per share amounts)	Q1	Q4	Q3	Q2	Q1
Revenue
Interest and dividend income
Interest income	$8,752	$10,083	$10,717	$11,222	$11,085
Dividend income	151	(108)	847	916	898
Loan fee income	352	913	1,023	435	793
Total interest and dividend income	9,255	10,888	12,587	12,573	12,776
Advisory fees and other income	91	291	583	317	470
Total revenue	9,346	11,179	13,170	12,890	13,246
Operating expense
Interest expense	1,990	2,084	2,316	2,305	2,382
Salaries and benefits	1,088	1,318	644	1,559	1,407
Amortization of employee restricted stock awards	306	5	420	379	375
General and administrative	1,639	1,439	1,824	1,086	1,032
Restructuring expense	—	—	2	5	7
Total operating expense	5,023	4,846	5,206	5,334	5,203
Net operating income before net investment income (loss) and income tax provision	4,323	6,333	7,964	7,556	8,043
Net investment gain (loss) before income tax provision	(23,255)	(24,757)	(4,616)	1,012	(233)
Income tax provision	4	15	59	(6)	58
Net income (loss)	$(18,936)	$(18,439)	$3,289	$8,574	$7,752
Per common share statistics
Weighted-average common shares outstanding—basic and diluted	69,395	69,924	71,218	71,217	71,507
Net operating income before net investment income (loss) and income tax provision per common share—basic and diluted	$0.06	$0.09	$0.11	$0.11	$0.11
Income (loss) per common share—basic and diluted	$(0.27)	$(0.26)	$0.05	$0.12	$0.11
Net asset value per common share—period end	$4.37	$4.74	$5.10	$5.18	$5.18
Distributions declared per common share(a)	$0.125	$0.125	$0.125	$0.125	$0.125
_____________
(a) The following table summarizes the distributions that were declared during the past five quarters:

Date Declared	Record Date	Payable Date	Dividends per Share
February 28, 2014	March 14, 2014	March 28, 2014	$0.125
October 25, 2013	November 8, 2013	November 22, 2013	$0.125
July 26, 2013	August 9, 2013	August 30, 2013	$0.125
April 26, 2013	May 10, 2013	May 31, 2013	$0.125
March 1, 2013	March 15, 2013	March 29, 2013	$0.125

MCG Capital Corporation
April 28, 2014

ABOUT MCG CAPITAL CORPORATION
We are a solutions-focused commercial finance company providing capital and advisory services to lower middle-market companies throughout the United States. Our investment objective is to achieve attractive returns by generating current income and capital gains on our investments. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth, working capital and other general corporate purposes.

Forward-looking Statements:
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG's results of operations, including revenues, net operating income, net investment gains and losses and general and administrative expenses and the factors that may affect such results; intentions to repurchase shares of common stock under MCG’s stock repurchase program through available liquidity or otherwise; expectations regarding future monetizations; expectations regarding future compensation costs associated with severance arrangements, deferred financing costs and litigation expenses; expectations with regard to projected originations and investment decisions in relation to MCG’s stock repurchase program; the performance of current or former MCG portfolio companies; the cause of net investment losses; market conditions generally and specifically regarding the leveraged loan market; the state of the economy and other factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.